UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 10/A

Amendment No. 2

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Mint Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0632015
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Barry Hollander 319 Clematis Street, # 703 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 514-9042

Send all correspondence to:
Barry Hollander, President
319 Clematis Street, Suite 703
West Palm Beach, FL. 33401
Telephone/Facsimile: (561) 514-9042/ (561) 514-9046
Email: hollanderb@aol.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

               We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

               Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

               Unless otherwise noted, references in this registration statement to “Mint Capital, Inc.,” the “Company,” “we,” “our” or “us” means Mint Capital, Inc.

FORWARD LOOKING STATEMENTS

               There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.   Description of Business

Business Development

               Mint Capital, Inc. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Florida on July 28, 2009. The Company has been in the developmental stage since inception and has conducted virtually no business operations, other than organizational activities and preparation of this registration statement on Form 10 (the “Registration Statement”). The Company has no full-time employees and owns no real estate or personal property. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company.

Business of Issuer

               The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies” (a “target company”).  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. This registration statementdoes not by itself qualify the Company for listing on any exchange.  Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

               The Company was organized to provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities after a merger with a target company may be qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company currently does not qualify to be listed or quoted on any exchange and the Company has taken no steps to list it securities  on any exchange, or to apply for quotation on the OTC Bulletin Board and the pink sheets prior to a business combination. Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets.  The target company may elect to apply for such listing immediately following the business combination or at some later time.

              Following a business combination, a target company will normally wish to obtain a listing of its common stock for trading in one or more United States markets.

              For example, in order to qualify for listing on the Nasdaq SmallCap Market, a company must  have  at  least  (i)   net   tangible  assets  of  $4,000,000  or  market capitalization of $50,000,000 or net  income for two of the last three years of $750,000;  (ii)  public  float of 1,000,000  shares  with  a  market  value  of $5,000,000; (iii) a bid price  of  $4.00;  (iv)  three  market  makers; (v) 300 shareholders  and  (vi) an operating history of one year or, if less  than  one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company  must  have  at  least  (i)  net  tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last  three  years  of $500,000; (ii) a public float of 500,000 shares  with  a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

                                             However, we cannot assure you that following such a transaction, the Company will be able to meet the initial listing standards of any stock exchange or that our common stock will be admitted for quotation on the over the counter bulletin board or any other trading medium. If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of our securities on OTC Bulletin Board.   The Company cannot file the application itself to be quoted on the OTC Bulletin Board.  A market maker on our behalf would have to apply for quotation of our securities on the OTC Bulletin Board.  In certain cases we may elect to have our securities initially quoted in the “pink sheets” published by the Pink Sheets, LLC. The pink sheets are a quotation service with requirements that are less strict than those imposed by national exchanges and the OTC Bulletin Board. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting “blank check” company. This letter clarified the Commission’s position that such Company would not be a successor issuer to the reporting obligation of the “blank check” company by virtue of Exchange Act Rule 12g-3(a). We intend that any merger we undertake would not be deemed a “back door” registration since we would remain the reporting company and the Company that we merge with would not become a successor issuer to our reporting obligations by virtue of Commission Rule 12g-3(a). Additionally, we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company.

                The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

               We intend to either retain an equity interest (common stock) in any private company we engage in a business combination or we may receive cash and/or a combination of cash and common stock from any private company we complete a business combination with. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Perceived Benefits and Disadvantages

               We believe there are certain perceived benefits to being a reporting company with a class of publicly-traded securities. The following perceived benefits are what we believe are perceived by a potential target company.  These beliefs are not based on research or other market analysis

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	the facilitation of borrowing from financial institutions;

•	improved trading efficiency;

•	shareholder liquidity;

•	greater ease in subsequently raising capital;

•	compensation of key employees through stock options for which there may be a market valuation;

•	enhanced corporate image; and

•	a presence in the United States capital market.

Perceived  Disadvantages

        We believe there are also certain real as well as perceived disadvantages to being a reporting company. These beliefs are not based upon any research or market analysis, and  may include the following:

       .  requirement for audited financial statements;

       .  required publication of corporate information;

       .  required filings  of  periodic and other reports  with  the
          Securities and Exchange Commission; and

       .  increased rules and regulations governing management, corporate activities and shareholder relations.

Potential Target Companies

               A business entity, if any, which may be interested in a business combination with the Company, may include the following:

•	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

•	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

•	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

•	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

•	a foreign company which may wish an initial entry into the United States securities market;

•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

•	a company seeking one or more of the other perceived benefits of becoming a public company.

In addition to the above, certain companies might seek to become public via a business combination rather than a public offering or filing a registration statement under the Exchange Act, avoiding what it may deem to be adverse consequences of undertaking a public offering itself. The adverse consequences could include, but not be limited to, additional costs, more thorough due diligence by an underwriter regarding the Company, its operating history and its management experience and skills.

               A merger by the Company with a business entity that may be interested in a business combination with us, may not be desirable to our investors.  For example, our investors may want to have further knowledge on why the   entity that is interested in a business combination was unable to find an underwriter or unable to find an underwriter on terms acceptable to them.  An underwriter may not have been willing to sell their securities due to various reasons, including but not limited to, the likelihood of lack of management experience, the target company is poorly managed and financial condition of the potential business entity may be poor.  All of these factors could result in the target company being undesirable to our investors.

                 We expect that our due diligence may be less encompassing than that of an underwriter.  While we expect our due diligence will encompass, among other things, meetings with the Target Business’s incumbent management and inspection of its facilities, as well as a review of financial and other information which is made available to us.  Our due diligence review will be conducted either by our management and therefore may not uncover certain items that an underwriter’s due diligence may have discovered. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target company candidate before we consummate a business combination.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable.

               The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in identifying and selecting a prospective target company.  We have not established any specific attributes or criteria (financial or otherwise) for a prospective target company.  No specific industry or geographic location has been identified and thus we may acquire any type of legal business anywhere in the world. . In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	Other relevant factors.

               In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

               Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

               Private companies wishing to become reporting companies via reverse mergers can choose from a large number of blank check companies.  Any private company may have little incentive to choose our blank check company.

           Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result we may not be able to complete a business combination.

               No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Acquisition

               The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

               It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

               The present stockholder of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and new directors may be appointed without any vote by stockholders.

               In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

               We may seek to locate a target company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. We may also utilize consultants in the business and financial communities for referrals of potential target companies.

               It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

               From our date of inception (July 28, 2009) to September 15, 2009 we have incurred auditing costs of $2,500 and accounting, filing and organizational costs of $2,250.  During the next twelve months we anticipate our costs related to our periodic reporting obligations to be comprised of $2,500 of accounting and auditing costs, $5,000 of legal costs and $5,000 of annual shareholder meeting, printing and miscellaneous costs.  All such costs for the next twelve (12) months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by Mr. Barry Hollander, our sole director, an officer and stockholder, Mr. Gordon Forgey an officer and shareholder or another source. Mr. Hollander and Mr. Forgey have orally agreed to pay such costs as long as they are an officer or director of the Company.  The Company may incur additional costs to complete a potential business combination.  Although certain costs associated with a potential business combination could be provided by the officers of the

Company, additional legal and accounting costs may be incurred.  The amount of such costs will be dependent upon the simplicity or complexity of any potential business combination and the time required by accountants and lawyers to complete the transaction.  We estimate that the anticipated costs of investigating and entering into a business combination to be approximately $5,000.

               We presently have no employees apart from our management. Our officers and sole director are engaged in outside business activities and it is anticipated that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

               We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we’re under no obligation to do so under the Securities Exchange Act of 1934.

Reports to Security Holders

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)
The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at the EDGAR Company Search page of the Securities and Exchange Commission’s Web site, the address for which is “www.sec.gov.”

Item 1A. Risk Factors.

An investment in the Company is highly speculative in nature and involves a high degree of risk.

Our business is difficult to evaluate because we have no operating history.

               As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by our management.

               The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of our management to locate and attract a suitable acquisition.

               The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Control by management

               As of the date of this registration statement, the management of the Company owned approximately 80% of the Company’s outstanding shares. Future investors will own a minority percentage of the Company’s Common Stock and will have no voting rights. Future investors will not have the ability to control a vote of the Company’s Shareholders or Board of Directors, if management controls.

There may be conflicts of interest between our management and our non-management stockholders.

               Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, Barry Hollander, our chief executive officer and sole director,    is a shareholder of PB Capital International, Inc. (“PBCI”).  PBCI is a blank check company that has filed a registration statement on Form10-12G, that was effective in October 2009, and may become involved with other blank check companies. Conflicts in the pursuit of business combinations with such other blank check companies with which he  is now or may be in the future, affiliated with may arise. Although each director and officer is required to disclose all potential opportunites to the Company and they have not entered into any agreements which would conflict with this obligation, however the Company does not have any rights of first refusal regarding any opportunities presented..  We cannot assure you that these conflicts will be resolved in our favor.  As a result, a potential target company may be presented to another entity prior to its presentation to us and we may not be able to pursue a potential transaction.

Our stockholders may engage in a transaction to cause the company to repurchase their shares of common stock

               In order to provide an interest in the Company to a third party, our stockholders may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholders. As a result of such transaction, our management, principal stockholders and Board of Directors may change.

The Company has no existing agreement for a business combination or other transaction.

               We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Our management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

               While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company’s affairs in total. Our officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

               Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

               Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

               If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our stockholders may have a minority interest in the Company following a business combination.

               If we enter into a business combination with a company and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, our stockholders will likely own less than 50% of the Company after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors (the “Board of Directors”) and control our Company.

There is currently no trading market for our common stock.

               All of the presently outstanding shares of common stock (3,750,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. These final rules may be found at: www.sec.gov/rules/final/2007/33-8869.pdf. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

               At the present time, the Company is classified as a “shell company” as defined in Rule 12b-2 of the Securities and Exchange Act of 1934. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

               There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot be assured we will ever lose our shell company status.

We have never paid dividends on our common stock.

               We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

               We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

               We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution to existing shareholders.

               Our Certificate of Incorporation, as amended , authorizes the issuance of a maximum of 250,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

If we consummate a business combination by way of an acquisition, we may not be required to submit such
Transaction to a vote of our stockholders and provide them with complete disclosure concerning the target business prior to a business combination.

      The manner in which we participate in a business combination will depend upon, among other things, the nature of the opportunity and the respective requirements and desires of management of our Company and of the target company.

                It is likely that we will acquire our participation in a business opportunity by the acquisition of a target company through the issuance of our common stock or other securities to the principals of the target company in exchange for all of the outstanding stock of the target company.  Upon the consummation of such a transaction, the target company would be a wholly owned subsidiary of our Company.  In the case of an acquisition, the transaction may be accomplished in the sole determination of management without any vote or approval by stockholders. There are certain instances, including whereby the company is obligated to issue more shares than are currently authorized when the Company would need to obtain stockholder approval to increase the authorized shares of the Company in order to conclude a business combination.

               In the case of a statutory merger or consolidation directly involving the Company, it might be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares of common stock.  The necessity to obtain stockholder approval may result in delay and additional expense in the consummation of any proposed transaction, which we may not be able to fund, and will also give rise to certain appraisal rights to dissenting stockholders.  Accordingly, management will seek to structure any business combination so as not to require stockholder approval.

               In the case of either an acquisition or merger, our stockholders prior to the consummation of a business combination likely will not have control of a majority of the voting shares of the Company following a business combination.  As part of such a transaction, all or a majority of the Company's then director(s) may resign and new directors may be appointed without any vote by stockholders.

       If we consummate  a business combination by way of an acquisition of the capital  stock  or  assets  of  a  target  business,  the  transaction  may  be accomplished  in the sole determination  of  management  without  any  vote  or approval by our stockholders. Accordingly, holders of our securities at the time of any business combination  may  not  have  an opportunity to evaluate the target business and its management, including audited  financial  statements, prior to any  business  combination,  instead  will  have  to  rely  on the judgment  of management in assessing the future profitability and viability  of  the  target business.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

               The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger,” following such a transaction we may not be able to attract the attention of major brokerage firms.

               Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Since we cannot assure you that following such a transaction, we will be able to obtain and/or maintain a listing of our common stock on NASDAQ or any other securities exchange, securities analysts of major brokerage firms may not provide coverage of our Company.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.  Brokerage firms, as well as research and analyst firms may not be willing to cover any company we may merge with. In addition to the manner in which the private company became public, they may not be willing to provide coverage of the Company based on the financial condition, management and other considerations.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

               Following a business combination, we may seek the listing of our common stock on NASDAQ or the NYSE Amex Equities. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

We will be deemed a blank check company under Rule 419 of the Securities Act of 1933. In any subsequent offerings, we will have to comply with Rule 419.

               If we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with SEC Rule 419 and deposit all funds in escrow pending advice about the proposed transaction to our stockholders fully disclosing all information required by Regulation 14 of the SEC and seeking the vote and agreement of investment of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our advice about the proposed transaction, all funds that must be held in escrow by us under Rule 419, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. This is only a brief summary of Rule 419.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

               The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

               The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by Barry Hollander, our sole director, chief executive officer or another source.

               During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

               We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

               The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

               Our management has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

               Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

               The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there may be firms seeking to merge with our company, even with the limited additional capital that we  have.  These firms may desire to become public due to   the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

               We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

               The Company neither rents nor owns any properties. The Company utilizes office space and equipment (computer,fax machine and copier) in West Palm Beach. Florida, of its Chief Executive Officer at no cost to the Company.  Management estimates that such utilization of the space and equipment to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

               The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder’s securities or our issuance of additional securities, at or prior to the closing of a business combination.

               The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Barry Hollander (3)	1,500,000	40%
Gordon Forgey (4)	1,500,000	40%
HF Services, LLC (5)	750,000	20%
All Officers and Directors as a group (2 people)	3,750,000	80%

    ____________________
(1)	The address for the persons named in the table above is c/o the Company.
(2)	Based on 3,750,000 shares outstanding as of the date of this Registration Statement.
(3)	Barry Hollander is President and Chief Financial Officer and sole Director of the Company.
(4)	Gordon Forgey is Secretary and Treasurer of the Company
(5)	Mr. Henry Fong is the person with the voting and dispositive control of the shares held by HF Services, LLC.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 3,750,000 shares of common stock outstanding as of the date of this registration statement on Form 10.

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
Barry Hollander	52	President, Chief Financial Officer and sole Director
Gordon Forgey	60	Secretary and Treasurer

 Barry Hollander has been the President, Chief Financial Officer and sole Director of the Company since its inception on July 28, 2009. Mr. Hollander has also been the Acting Chief Executive Officer of FastFunds Financial Corporation (“FFFC”), since January 2007.  From 2004 to January 2007 Mr. Hollander was a consultant and the controller at FFFC.  FFFC is a publicly traded holding company, organized in Nevada in 1985, formerly operating through its wholly owned subsidiary Chex Services, Inc. (“Chex”).  Chex is a Minnesota corporation formed in 1992, and prior to the sale of substantially all of its assets in 2005 provided financial services, primarily check cashing, automated teller machine (ATM) access and credit and debit card advances, to customers predominantly at Native American owned casinos and gaming establishments. Mr. Hollander has been the chief financial officer of China Nuvo Solar Energy, Inc. (“CNUV”), a publicly traded Company since May 2002.  CNUV is a development stage company that is designing solar photovoltaic cell technology products.  Mr. Hollander also serves as the Chief Financial Officer of Interactive Entertainment Group, Inc. on a part time basis.  Interactive Entertainment Group is developing an array of e-commerce, mobile entertainment software and online brands for licensing and marketing to the online e-commerce and wireless entertainment industries worldwide. From 1994 to 1999, Mr. Hollander was the chief financial officer of California Pro Sports, Inc., an in-line skate importer, marketer and distributor.  Mr. Hollander also provides financial consulting services to Alumifuel Power Corporation (:AFPW”), a publicly traded company.  AFPW is an early production stage alternative energy company.  Mr. Hollander has a BS degree from Fairleigh Dickinson University and passed the uniform certified public accountant exam.  Mr. Hollander is a shareholder of PB Capital International, Inc.,  (“PBIC”), a blank check, shell company PBIC  is also seeking to merge with a target company, and has the same business plan as the Company. PB Capital’s Form 10 registration statement went effective in October 2009.  Mr. Hollander has been the CFO of ZZPartners, Inc., a privately held social network company, since its inception in April 2008.  In June 2009 ZZPartners merged with ZenZuu USA, Inc. a privately held company, and Mr. Hollander is currently the CFO of ZenZuu USA, Inc.

Gordon Forgey has been the Secretary and Treasurer of the Company since its inception on July 28, 2009.  Mr. Forgey graduated from the University of Kansas with a degree in business in 1972. His career began as a claims adjuster for Travelers Insurance Company. In 1977 he became a partner in a business in Albuquerque, New Mexico selling watch materials, jewelry findings and equipment, and later opened a branch in San Francisco, California.  Mr. Forgey began investing in real estate in 1985.  Mr. Forgey founded and formed Platinum Key Properties to continue to invest in real estate full time.  Since 2005 Mr. Forgey has been a marketing consultant to various companies as well as been involved in network marketing. As a marketing consultant he has assisted companies in the real estate market conducting seminars on their behalf.  His experience in network marketing includes building teams of other network marketing professionals and training them in selling products as well as building their own teams.   Mr Forgey possesses over 25 years of administrative, organizational and customer relations experience within the real estate and general business market segments.  He possesses extensive experience in strategic planning and organizational development.  Since 2004,  Mr. Forgey has been the President, Secretary, Treasurer and Sole Director of Vegas Equity Internatinal Corp. (“VEIC”).  VEIC’s business plan was to franchise nationally a system for acquiring and marketing real estate properties owned by motivated sellers. It is currently inactive and are attemting to identify and evaluate other businesses and technology opportunities for acquisition.

               The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

               The Company has no employees other than its Officers.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

               No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

(f) Code of Ethics. We do not currently have a code of ethics.

Item 6. Executive Compensation.

               No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officers and directors intend to devote very limited time to our affairs.

               The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

            There were no grants of any plan based awards during the fiscal year ended July 31, 2009.  There are no outstanding equity awards at July 31, 2009. No options were exercised or vested during the fiscal year ended July 31, 2009.  There is no Non Qualified Deferred Compensation Plan.

               There are no understandings or agreements regarding compensation our management will receive after a business combination.

               The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Summary Compensation Table

The table below shows certain compensation information for services rendered in all capacities for the fiscal year ended July 31, 2009. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year End	Salary ($)	Bonus ($)	All other and annual Compensation and LTIP Payouts ($)	Securities under Options/ SARS Granted (#)	Restricted Shares or Restricted Share Units (#)

Barry Hollander President, Chief Executive Officer, Chief Financial Officer, and Sole Director	2009	0	0	0	0	0
Gordon Forgey Secretary and Treasurer	2009	0	0	0	0	0

Item 7. Certain Relationships and Related Transactions, and Director Independence.

               On July 28, 2009 (inception), the Company issued 1,500,000 restricted shares of its common stock to Barry Hollander in exchange for formation of the Company, incorporation services in the State of Florida and developing our business concept and plan. All shares were considered issued at their par value ($.001 per share) and the Company expensed $1,500 during the year ended July 31, 2009.    Mr. Hollander is the President, Chief Financial Officer and sole Director of the Company.

               On July 28, 2009 (inception), the Company issued 1,500,000 restricted shares of its common stock to Gordon Forgey in exchange for a stock subscription receivable of $1,500, which was received on August 5, 2009. The shares were sold at their par value of $0.001 per share. Gordon Forgey is the Company’s Secretary and Treasurer.   With respect to the sales made to Mr. Hollander and Mr. Forgey the Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

               On a going forward basis, Mr. Hollander and Mr. Forgey have orally agreed to taking responsibility for all expenses incurred by the Company through the date of completion of a business transaction described in Item 1 of this Form 10.

              Mr. Hollander and Mr. Forgey are involved in other business activities and may, in the future, become involved in other business opportunities that become available. Mr. Hollander is the acting CEO of FastFunds Financial Corporation, the CFO of China Nuvo Solar Energy, Inc., the CFO of ZenZuu USA, Inc. and provides financial consulting services to AFPW . He expects to spend less than ten percent (10%) of his time on this business. Mr Forgey expects to spend less than five percent (5%) They each may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

              On August 11, 2009 the Company issued 750,000 restricted shares of its common stock to HF Services, LLC in exchange for services provided to the Company, including edgarization of documents to be submitted to the SEC and other services.  Mr. Henry Fong has voting and dispositive control of the shares owned by HF Services, LLC.

              The Company has not had a promoter at anytime.

 Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

               The Company has not:

•
established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

               Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

               As of the date hereof, the entire board serves as the Company’s audit committee.

Item 8. Legal Proceedings.

               There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

               The Company’s common stock does not trade, nor is it admitted to quotation, on any stock exchange or other trading facility. Management has no present plan, proposal, arrangement or understanding with any person with regard to the development of a trading market in any of our securities. We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

               The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

               Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

               Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

               As of January 29, 2010, there were three (3) record holders of an aggregate of 3,750,000 shares of our Common Stock issued and outstanding.

(c) Dividends.

               The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

               None.

Item 10. Recent Sales of Unregistered Securities.

               Since inception, the Company has issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

Issuances Pursuant to Section 4(2) of the Securities Act of 1933:

               On July 28, 2009, the day of its incorporation, the Company issued 1,500,000 restricted shares of its common stock to Barry Hollander in exchange for incorporation fees in the State of Florida,developing our business plan and preparing our financial statements.  The Company valued theses services at $1,500 and recorded the expense on the financial statements for the year ended July 31, 2009.

              On July, 28, 2009 the Company issued 1,500,000 shares of its common stock to Gordon Forgey in exchange for a stock subscription receivable of $1,500. The Company received the $1,500 on August 4th, 2009.

               On August 11, 2009 the Company issued 750,000 restricted shares of its common stock to HF Services, LLC in exchange for services provided to the Company, including edgarization of documents to be submitted to the SECand other services.  The Company valued these services at $750 and recorded the expense in the quarter ending October 31, 2009.

              We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

               In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

               The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a business combination. Since the Company expects to issue additional shares of common stock in connection with a business combination, existing stockholders of the Company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders. If the target has a relatively weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be little or no dilution.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

               The authorized capital stock of the Company consists of 260,000,000 shares which consists of 10,000,0000 shares of preferred stock, par value $0.001 and  250,000,000 shares of Common Stock, par value $.001 per share, of which there are 3,750,000 issued and outstanding.   There are no shares of preferred stock outstanding.The following summarizes the important provisions of the Company’s capital stock.

Common Stock

               Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

               Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

   Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of blank checkPreferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

            The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

Dividends

               Dividends, if any, will be contingent upon the Company’s revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company’s Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Trading of Securities in Secondary Market

               The Company presently has 3,750,000 shares of common stock issued and outstanding, all of which are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering.

              Upon the effective date of this Registration Statement, our class of common stock will be registered under the Exchange Act and we will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC.  In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

            Upon the consummation of a transaction, the Company will file with the Securities and Exchange Commission a current report on Form 8-K to disclose the transaction, the terms of the transaction and a description of the business and management of the target company, among other things, and will include audited consolidated financial statements of the Company giving effect to the transaction.  Holders of the Company’s securities will be able to access the Form 8-K and other filings made by the Company on the EDGAR Company Search page of the Securities and Exchange Commission’s Web site, the address for which is “www.sec.gov.”

            At the present time, the Company is classified as a “shell company” as defined in Rule 12b-2 of the Securities and Exchange Act of 1934. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

            Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time.

                              However, we cannot assure you that following such a transaction, the Company will be able to meet the initial listing standards of any stock exchange or that our common stock will be admitted for quotation on the over the counter bulletin board or any other trading medium. If, after a business combination, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, we may apply for quotation of our securities on OTC Bulletin Board.   The Company cannot file the application itself to be quoted on the OTC Bulletin Board.  A market maker on our behalf would have to apply for quotation of our securities on the OTC Bulletin Board.  In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors In certain cases we may elect to have our securities initially quoted in the “pink sheets” published by the Pink Sheets, LLC. On April 7, 2000, the Securities and Exchange Commission issued a clarification with regard to the reporting status under the Securities Exchange Act of 1934 of a non-reporting company after it acquired a reporting “blank check” company. This letter clarified the Commission’s position that such Company would not be a successor issuer to the reporting obligation of the “blank check” company by virtue of Exchange Act Rule 12g-3(a).

               We intend that any merger we undertake would not be deemed a “back door” registration since we would remain the reporting company and the Company that we merge with would not become a successor issuer to our reporting obligations by virtue of Commission Rule 12g-3(a).

Rules 504, 505 and 506 of Regulation D

               The Commission is of the opinion that Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

               We have considered the possible need and intend to issue shares prior to any business combination relying on the exemption provided under Regulation D of The Securities Act of 1933 as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement on Form 10 to file with the Securities and Exchange Commission.

Transfer Agent

               It is anticipated that Interwest Transfer Agent, Inc., Salt Lake City, Utah will act as transfer agent for the Company’s common stock. However, the Company may appoint a different transfer agent or act as its own until a merger candidate can be identified.

(b) Debt Securities.  None.

(c) Other Securities to be Registered. None.

Item 12. Indemnification of Directors and Officers.

              The Company’s Bylaws provide that the Company shall indemnify to the fullest extent not prohibited by the Florida General Corporation Laws; provided, however the Company can modify the extent of indemnification by individual contracts with its directors and officers; provided further that the Company shall  not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) the indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the board of Directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Florida General Corporation Law, or (iv) such indemnification is required to be made under the Bylaws.

Item 13.  Financial Statements and Supplementary Data.

               We set forth below a list of our  financial statements included in this Registration Statement on Form 10*.

Audited financial statements:

(i)	Balance Sheet as of July 31, 2009.

(ii)	Statement of Operations for the period from inception (July 28, 2009) through July 31, 2009.

(iii)	Statement of Changes in Stockholders’ Equity (Deficit) for the period from inception (July 28, 2009) through July 31, 2009.

(iv)	Statement of Cash Flows for the period from inception (July 28, 2009) through July 31, 2009.

(v)	Notes to Financial Statements.

*The financial statements follows page 25 to this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

               There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

               The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following page 22.

(b) Exhibits.

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10 filed with the Securities and Exchange Commission on August 12, 2009)

3.2	By-Laws (Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10 filed with the Securities and Exchange Commission on August 12, 2009)

3.3
Amendment Number 1 to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 of the Registrant’s Form 10 Amendment No. 1 filed with the Securities and Exchange Commission on February 4, 2010)

10.1	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10 Amendment No. 1 filed with the Securities and Exchange Commission on February 4, 2010)

23.1	Consent of the Independent Registered Public Accounting Firm (Filed herewith)

SIGNATURES

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 16, 2010		Mint Capital, Inc.

	By:	/s/ Barry Hollander
Barry Hollander President and Director Principal Executive Officer Principal Financial Officer

MINT CAPITAL, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

AS OF JULY 31, 2009

AND FOR THE PERIOD FROM JULY 28, 2009

(DATE OF INCEPTION) TO JULY 31, 2009

To the Board of Directors and Shareholders
Mint Capital, Inc.
West Palm Beach, Florida

Report of Independent Registered Public Accounting Firm

We have audited the balance sheets of Mint Capital, Inc. as of July 31, 2009 and the related statements of operations, stockholders’ equity and cash flows from date of inception (July 28, 2009) to July 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mint Capital, Inc as of July 31, 2009, the results of operations and its cash flows from date of inception (July 28, 2009) to July 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/R. R. Hawkins & Associates International, a Professional Service Corporation
Los Angeles, California
August 7, 2009

MINT CAPITAL, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET

Current Assets	July 31, 2009
Cash	$—

Total current assets	—

Total assets	$-

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	—

Total current liabilities	—

Total liabilities	-

Shareholders’ deficit:
Common stock, $.0001 par value, 250,000,00 shares authorized;
3,000,000 issued and outstanding July 31, 2009	3,000
Stock Subscription receivable	(1,500)
Deficit accumulated during development stage	(1,500)

Total shareholders' deficit	—

Total liabilities and shareholders' deficit	$-

See notes to financial statements.

MINT CAPITAL, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

July 28, 2009
(inception) through
July 31, 2009

Revenues
Revenues	$—

Total revenues	—

General & Administrative Expenses
Organization and related expenses	1,500

Total General & Administrative Expenses	1,500

Net Loss	$(1,500)

Basic loss per share	$(0.00)

Weighted average number of common
shares outstanding	3,000,000

See notes to financial statements.

MINT CAPITAL, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

FROM JULY 28, 2009 (inception) THROUGH JULY 31, 2009

					Deficit
					Accumulated
			Additional		During	Total
	Common stock		paid-in	Subscription	Development	stockholders'
	Shares	Amount	capital	Receivable	Stage	deficit

July 28, 2009 (inception) shares issued for services	1,500,000	$1,500	$-	$-	$-	$1,500

Shares issued for stock subscription receivable	1,500,000	1,500		(1,500)		-

Net loss	-				(1,500)	(1,500)

Balances, July 31, 2009	3,000,000	$3,000	$-	$(1,500)	$(1,500)	$-

See notes to financial statements.

MINT CAPITAL, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

FROM JULY 28, 2009 (INCEPTION) THROUGH JULY 31, 2009

2009

Cash flows from operating activities:
Net loss	$(1,500)

Adjustments to reconcile net income (loss) to net cash used in operating activities:
Services for stock-related party	1,500
Net cash provided by (used in) operating activities	-

Cash flows from investing activities:	-
Net cash used in investing activities	-

Cash flows from financing activities:
Proceeds from sale of common stock	-
Net cash provided by financing activities	-

Net increase in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$-

Non cash Investing and Financing Activities:
Common stock issued to founder for services rendered	$1,500

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$-
Cash paid during the year for taxes	$-

Supplemental disclosure of non cash investing and
financing activities:
Stock subscription receivable	$1,500

See notes to financial statements.

Mint Capital, Inc
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 1- Organization and Description of Business

Mint Capital, Inc (the “Company”), a Florida “blank check” Company, was incorporated on July 28, 2009. The Company intends to seek a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. The Company currently has no operations.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company has not earned any revenue from operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Accounting Method
The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on July 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mint Capital, Inc
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents.  Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits.

Subscriptions Receivable

At July 31, 2009, the Company had subscriptions receivable of $1,500 for the purchase of 1,500,000 of its common stock.  The Company received the $1,500 subsequent to the balance sheet date, and has been presented as a current asset in the accompanying balance sheet.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, “Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Basic Earnings (Loss) Per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings Per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective July 28, 2009 (inception). Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Mint Capital, Inc
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 4 – Income Taxes

For the period ended July 31, 2009, the Company has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $1,500 at July 31, 2009, and will expire in the year 2029. The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$1,500
Valuation allowance	(1,500)
Net deferred tax asset	$-

 Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 5 – Shareholders’ Equity

The Company’s Articles of Incorporation authorize 250,000,000 shares of $0.001 par value common stock.  On July 28, 2009, the Company issued 1,500,000 shares of its Common Stock to the Company’s sole director, President and Chief Financial Officer and Incorporator, in exchange for services rendered to form and incorporate the Company and develop its business plan and format. The Company valued these shares at $0.001 (the par value of the common stock) and recorded $1,500 of organizational expenses.  On July 28, 2009 the Company issued 1,500,000 shares of its common stock to the Company’s Secretary and Treasurer in exchange for a $1,500 stock subscription receivable. The Company sold the shares at $0.001, the par value of the common stock.

Mint Capital, Inc
(A Development Stage Company)
Notes to Financial Statements
July 31, 2009
Note 6- Subsequent Event

On August 5, 2009 the Company received the $1,500 in payment of the stock subscription receivable.